Exhibit 10.4

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of March 5, 2015 (the “Effective Date”), by and between the undersigned person or entity (the “Restricted Holder”) and Tyme Technologies, Inc., a Delaware corporation formerly known as Global Group Enterprises Corp. (the “Company”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

WHEREAS, pursuant to the transactions contemplated under that certain Agreement and Plan of Merger and Reorganization, dated as of March 5, 2015 (the “Merger Agreement”), by and between the Company, Tyme Acquisition Corp., a Delaware corporation (“Merger Sub”), Tyme, Inc., a Delaware corporation (“Tyme”), and, solely with respect to Section 6.3(f), Steven Hoffman, as Indemnification Representative, and, solely with respect to Sections 1.14, 4.8(b) and 5.1(k), GEM Global Yield Fund LLC SCS (“GEM”), and the other parties thereto, Merger Sub will merge with and into Tyme, with the result of such merger being that Tyme will be the surviving entity and become a wholly-owned subsidiary of the Company, with all the shareholders of Tyme exchanging their shares in Tyme for shares of common stock of the Company (the “Common Stock”), all pursuant to the terms of the Merger Agreement (the “Merger”); and

WHEREAS, simultaneously with the closing of the Merger, the Company will complete a private placement offering (the “First PPO”) of shares of its Common Stock for gross proceeds of $6,790,000; and

WHEREAS, it is anticipated that within five (5) months after the earlier of (x) the date on which the Subscription Note (as defined in the Merger Agreement) is fully satisfied or (y) the maturity date of the Subscription Note, GEM will assist the Company in raising additional capital totaling $20,000,000 in an equity financing at a valuation of at least $200,000,000 but not greater than $400,000,000, based upon best efforts (the “Second PPO”); and

WHEREAS, the Restricted Holder will be (a) an officer and/or director of the Company immediately after the closing of the Merger, and/or (b) a beneficial owner of ten percent (10%) or more of the outstanding shares of Common Stock of the Company immediately after the closing of the Merger, and/or (c) a key employee of the Company, as agreed to by the Company and Tyme, immediately after the closing of the Merger; and

WHEREAS, the Merger Agreement provides that, among other things, as a condition to the consummation of the Merger, that Restricted Holder execute this Lock-Up Agreement with respect to all the shares of Common Stock owned by the Restricted Holder, other than (x) shares of Common Stock acquired by Restricted Holder in the First PPO or Second PPO, (y) shares subject to the Registration Rights Agreement, dated as of the Effective Date, among the Company, Restricted Holder and the other parties thereto (the “Registration Rights Agreement”) when such shares are included in the effective registration statement under the Securities Act of 1933, as amended, and (z) 1,000,000 shares of Common Stock which may be sold in a private transaction, provided such private sale is at or above the sale price of $2.00 per share (the shares referred to in clauses (x), (y) and (z) being the “Exempt Shares”), such shares, exclusive of the Exempt Shares, constituting a total of 24,732,798 shares of Common Stock as of the Effective Date (the “Restricted Securities”).

NOW, THEREFORE, as an inducement to and in consideration of the Company’s agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Lock Up Period.

(a)         During the twelve (12) month period following the Effective Date, as extended for an additional the twelve (12) month period following the closing date of the Second PPO (assuming that such closing occurs within five (5) months of the closing of the First PPO) (the “Restricted Period”), the Restricted Holder will not, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale, lend or otherwise dispose of or transfer any Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Restricted Securities (with the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”); provided, however, that if the Company engages in an underwritten public offering of its equity or convertible securities prior to the end of the Restricted Period, the managing underwriter may waive the balance of the Restricted Period.  The foregoing restrictions are expressly agreed to preclude the Restricted Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Restricted Securities of the Restricted Holder during the Restricted Period, even if such securities would be disposed of by someone other than the Restricted Holder.

(b)         In addition, during the period of eighteen (18) months immediately following the Closing Date, as extended for an additional eighteen (18) months following the closing date of the Second PPO (assuming that such closing is within five (5) months of the closing of the First PPO), the Restricted Holder will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934 (the “Exchange Act”)), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from the Common Stock or otherwise seek to hedge the Restricted Holder’s position in the Common Stock.

(c)         Notwithstanding anything contained herein to the contrary, the Restricted Holder shall be permitted to engage in any Disposition (i) where the other party to such Disposition is another Restricted Holder and the transferee agrees in writing that the Restricted Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement, (ii) where such Disposition is a bona fide gift or gifts and the donee takes title to such Restricted Securities subject to the restrictions on transfer set forth in this Agreement, (iii) where such Disposition is in connection with estate planning purposes, including, without limitation to an inter-vivos trust, and the transferee takes title to such Restricted Securities subject to the restrictions on transfer set forth in this Agreement, or (iv) where such Disposition is to an affiliate of such Restricted Holder (including entities wholly owned by such Restricted Holder or one or more trusts where such Restricted Holder is the grantor of such trust(s)) as long as such affiliate executes a copy of this Agreement.

2.           Legends; Stop Transfer Instructions.

(a)          In addition to any legends to reflect applicable transfer restrictions under federal or state securities laws, each stock certificate representing Restricted Securities shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT, DATED AS OF MARCH 5, 2015, BETWEEN THE HOLDER HEREOF AND TYME TECHNOLOGIES, INC. AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b)         The Restricted Holder hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Restricted Securities or securities convertible into or exchangeable for Restricted Securities held by the Restricted Holder except in compliance with this Agreement.

3.           Miscellaneous.

(a)          Specific Performance.  The Restricted Holder agrees that in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then the Company shall be entitled (in addition to any other remedy that may be available to the Company) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach.  The Restricted Holder further agrees that neither the Company nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)          Other Agreements.  Nothing in this Agreement shall limit any of the rights or remedies of the Company under the Merger Agreement, or any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder and the Company or any certificate or instrument executed by the Restricted Holder in favor of the Company; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under this Agreement.

(c)          Notices.  All notices hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service (or two Business Days if deposited with such a courier service on a day other than a Business Day), in each case to the intended recipient as set forth below:

If to the Company: Tyme Technologies, Inc. 48 Wall Street New York, NY 10005 Attn: Steven Hoffman, President	Copy to (which copy shall not constitute notice hereunder): Keith S. Braun, Esq. Moritt Hock & Hamroff LLP 400 Garden City Plaza Garden City, NY 11530

If to the Restricted Holder: To the address set forth on the signature page hereto.	With a copy (which copy shall not constitute notice hereunder):

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(d)          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e)          Applicable Law; Jurisdiction.  THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF

CONFLICTS OF LAW.  In any action between or among any of the parties arising out of this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over New York County, New York; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over New York County, New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(f)          Waiver; Termination.  No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  The Company shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.  If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

(g)         Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h)          Further Assurances.  The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Restricted Holder, enforceable in accordance with its terms.  The Restricted Holder shall execute and/or cause to be delivered to the Company such instruments and other documents and shall take such other actions as the Company may reasonably request to effectuate the intent and purposes of this Agreement.

(i)          Entire Agreement.  This Agreement and the Merger Agreement collectively set forth the entire understanding of the Company and the Restricted Holder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Company and the Restricted Holder relating to the subject matter hereof.

(j)           Non-Exclusivity.  The rights and remedies of the Company hereunder are not exclusive of or limited by any other rights or remedies which the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(k)          Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Restricted Holder.

(l)          Assignment.  This Agreement and all obligations of the Restricted Holder hereunder are personal to the Restricted Holder and may not be transferred or delegated by the Restricted Holder at any time.  The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of the Restricted Holder.

(m)        Binding Nature.  Subject to Section 3(l) above, this Agreement will inure to the benefit of the Company and its successors and assigns and will be binding upon the Restricted Holder and the Restricted Holder’s representatives, executors, administrators, estate, heirs, successors and assigns.

(n)          Survival.  Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

(o)          Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

TYME TECHNOLOGIES, INC.

/s/ Peter de Svastich

By:  Peter de Svastich

Its:   President

RESTRICTED HOLDER:

MICHAEL DEMURJIAN

/s/ Michael Demurjian

Address: 1400 Winesap Drive

Manasquan, New Jersey 08736

Fax:  ___________________________________

Address for copy of notice pursuant to Section 3(c):

________________________________________

________________________________________

________________________________________

Fax:  ___________________________________